EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                           DISTINCTIVE DEVICES, INC.

 The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does make and file this Certificate of Incorporation and does hereby certify as follows:

  First: Name. The name of the corporation is DISTINCTIVE DEVICES, INC. (hereinafter referred to as the "Corporation").

  Second: Registered Office. The registered office of the Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is the Corporation Service Company, whose address is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

  Third: Purposes. The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

  Fourth:  Capital Stock.

     A. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock of the par value of $.001 per share (hereinafter called "Common Stock") and Five Million (5,000,000) shares shall be Preferred Stock of the par value of $.001 per share (hereinafter called "Preferred Stock").

     B. Provisions relating to Preferred Stock. Shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

            (i) The designation of such series.

            (ii) The number of shares initially constituting such series.

            (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

            (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

            (v) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

            (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event.

            (vii) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

            (viii) Whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series, and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

            (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price.

            (x) Any other relative rights, preferences and limitations.

     C.     Provisions relating to Common Stock.

            (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

            (ii) Subject to the preferential liquidation rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of the Common Stock held by them.

            (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation (or consents in lieu of a meeting), and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting (or a consent in lieu of a meeting), voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

  Fifth:  Incorporator.  The name and mailing address of the incorporator is:

          Name                    Mailing Address
          Bruce A. Rich           c/o Thelen Reid & Priest LLP
                                  40 West 57th Street
                                  New York, NY  10019

  Sixth: Compromise. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  Seventh: Board of Directors and By-Laws. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. Directors need not be elected by written ballot. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

  Eighth: Limited Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i)for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)under Section 174 of the DGCL, or (iv)for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  Ninth: Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute. Expenses (including attorneys' fees) incurred in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, manager, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Certificate of Incorporation, the By-Laws or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a direc tor, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, hereby declares and certifies that the facts herein stated are true, and accordingly has hereunto set his hand this 9th day of July, 2001.



                                       ---------------------------
                                       Bruce A. Rich, Incorporator



                      BY-LAWS OF DISTINCTIVE DEVICES, INC.

                                   ARTICLE I

                         Stockholders' Meetings; Voting
                         ------------------------------

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors on the first Monday in May of each year, if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday, at 10:00 o'clock in the forenoon at such time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, the President, the Board of Directors, or as provided in Section 2.2, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record at least [twenty-five percent (25%)] of the outstanding shares of stock entitled to vote at such meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any stockholder, cause such notice to such stockholder to be confirmed to such other address and/or by such other means as such stockholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. With respect to any matter on which stockholders vote separately as a class, the holders of a majority of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, such election and all other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.10. Consent of Stockholders in Lieu of Meeting. To the extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the certificate of incorporation or by these by-laws, the meeting and prior notice thereof and vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action without a meeting by less than unanimous written consent and notice thereof shall be given to those stockholders who have not consent in writing.

                                   ARTICLE II

                               Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The number of Directors which shall constitute the whole Board of Directors shall not be less than one (1) nor more than nine (9). Within such limits, the number of directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the certificate of incorporation.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies; Special Elections. Except as otherwise provided in this Section 2.2, the directors shall be elected annually at the annual meeting of the stockholders. Each director (whenever elected) shall hold office until the annual meeting of stockholders or any special meeting of stockholders called to elect directors next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the certificate of incorporation. Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, given at a special meeting of such stockholders called for the purpose. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum or by a sole remaining director so elected. Any such vacancies or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the stockholders called for the purpose.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5. Telephonic Meetings Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute and shall be the act of the Board unless the certificate of incorporation or these by-laws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                   Committees

Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by the certificate of incorporation or these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, to the full extent permitted by law.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of all such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these by-laws.

                                   ARTICLE IV

                                    Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board shall elect a President and a Secretary. The Board may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall or may be filled for the unexpired portion of the term by the Board at any regular or special meeting in the manner provided in Section 4.1 for election of officers following the annual meeting of stockholders.

Section 4.3. Chairman of the Board. The Chairman of the Board or, if there is not a Chairman of the Board, the President, shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation. In addition, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the Board and as may be provided by law.

Section 4.4. President. The President shall be the chief operating officer and shall perform all duties incident to such office, and such other duties as, from time to time, may be assigned to him by the Board or as may be provided by law.

Section 4.5. Vice Presidents. The Vice President or Vice Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board or the President or as may be provided by law.

Section 4.6. Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board or the President or as may be provided by law.

Section 4.7. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board or the President or as may be provided by law.

Section 4.8. Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE V

                                     Stock

Section 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 Miscellaneous

Section 6.1. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.2. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.4. Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

Section 6.5. Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

Section 6.6. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.7. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.8. Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE VII

                                   Amendments

Section 7.1. Amendments. These by-laws may be altered, amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

                                  ARTICLE VIII

                                Indemnification

Section 8.1. General. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation. For purposes of this Article, references to "the Corporation" shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.

Section 8.2. Advances. The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

Section 8.3 Non-Exclusive. The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.